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                                                                    Exhibit 23.1


                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our report on the consolidated balance sheet of Occidental Chemical Holding Corporation and subsidiaries as of December 31, 2000 (and to all references to our Firm) included in or made a part of this registration statement.


Dallas, Texas
  September 20, 2001